Exhibit (j)(1)(i)

                          INDEPENDENT AUDITORS' CONSENT

The Board of Trustees of Pilgrim Funds Trust:

We consent to the use of our report incorporated herein by reference and to the references to our firm under the heading "Financial Highlights" in the prospectus and "Independent Auditors" in the statement of additional information.

                                  /s/ KPMG LLP

Los Angeles, California
September 28, 2001